Citizens Financial Services, Inc. S-4

Exhibit 99.1

REVOCABLE PROXY

THE FIRST NATIONAL BANK OF FREDERICKSBURG

SPECIAL MEETING OF STOCKHOLDERS

To Be Held on _______, 2015

___:___ __.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints ______________ with full power of substitution, as the true and lawful attorneys and proxies of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of The First National Bank of Fredericksburg to be held at the _________________ located at ______________, Fredericksburg, Pennsylvania, on ________, 2015, or on such other date and time as the special meeting may be thereafter held by adjournment or otherwise, and to vote all shares of common stock of The First National Bank of Fredericksburg held of record by the undersigned as of the close of business on __________, 2015, as follows with respect to the matters set forth below as if the undersigned was present:

1.	Merger Proposal: To approve the Agreement and Plan of Merger by and among Citizens Financial Services, Inc., First Citizens Community Bank and The First National Bank of Fredericksburg, dated as of June 30, 2015 (the “merger agreement”), and thereby to approve the transactions contemplated by the merger agreement, including the merger of The First National Bank of Fredericksburg with and into First Citizens Community Bank.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	Adjournment Proposal: To approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments or postponements to permit further solicitation of proxies in favor of the approval of the Merger Proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The Board of Directors unanimously recommends a vote “FOR” the Merger Proposal and a vote “FOR” the Adjournment Proposal.

IN THE ABSENCE OF AN INDICATION TO THE CONTRARY, THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL. IF OTHER MATTERS ARE PROPERLY PRESENTED AT THE SPECIAL MEETING FOR ACTION, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS PROXY MAY BE REVOKED BY GIVING WRITTEN NOTICE TO THE CORPORATE SECRETARY AT ANY TIME BEFORE THE PROXY IS VOTED.

Date:	, 2015
Signature

Signature

Please sign and date above. Sign exactly as your name appears above. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their title.